Exhibit 10.6

WENBIN QIU

QINGYU ZHENG

SHANGHAI BAOZUN E-COMMERCE LIMITED

AND

SHANGHAI ZUNYI BUSINESS CONSULTING LTD.

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT FOR

SHANGHAI ZUNYI BUSINESS CONSULTING LTD.

DATED JULY 28, 2014

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

THIS SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT (the “Agreement”) is made on July 28, 2014:

BETWEEN:

(1)	Wenbin Qiu

ID Number: 110108196804038979;

(2)	Qingyu Zhang

ID Number: 310104196808290452;

(Wenbin Qiu and Qingyu Zhang, each a “Shareholder”, collectively the “Shareholders”)

(3)	Shanghai Baozun E-Commerce Limited (“WFOE”)

Registered Address: Room 108, Building No. 1, No. 2 and No. 3, No. 1188 Wanrong Road Zhabei District, Shanghai

Legal Representative: Wenbin Qiu

(4)	Shanghai Zunyi Business Consulting Ltd. (the “Company”)

Registered Address: Room 212, Building No. 7, No. 8 and No. 11, No. 1188 Wanrong Road Zhabei District, Shanghai

Legal Representative: Wenbin Qiu

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	The Shareholders are the current shareholders of the Company and collectively own all the equity interests in the Company.

(B)	The Shareholders intend to respectively entrust the individual designated by WFOE with the exercise of their voting rights in the Company, and WFOE intends to designate the individual to accept such entrustment.

NOW, THEREFORE, upon friendly discussions, the Parties agree as follows:

1.	Voting Rights Entrustment

1.1.	The Shareholders hereby irrevocably undertake to respectively execute a proxy letter in the form and substance of Schedule 1 hereto upon execution of this Agreement whereby they shall each authorize the individual then designated by WFOE (“Proxy”) to exercise, on their behalf, the following rights available to them in their capacity as shareholders of the Company under the then effective articles of association of the Company (collectively, “Proxy Rights”):

(i)	to propose the convening of, and attend, shareholders’ meetings in accordance with the articles of association of the Company as the proxy of the Shareholders;

(ii)	to exercise voting rights on behalf of the Shareholders on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other officers to be appointed and removed by the Shareholders; sale or disposal of the equity interest of the Company held by each Shareholder; disposal of the Company’s assets; dissolution or liquidation of the Company, the establishment of liquidation team on behalf of the Shareholders, and the exercise of the rights of liquidation group during the liquidation period;

(iii)	as the proxy of each Shareholder, to deliver all necessary documents to relevant company registrar or other relevant authorities;

(iv)	to exercise other shareholders’ voting rights under the articles of association of the Company (inclusive of any other shareholders’ voting rights arising after an amendment to such articles of association); and

(v)	upon transfer of the Company’s equity interest held by each Shareholder in accordance with Exclusive Call Option Agreement, to execute relevant share transfer agreement and other ancillary documents on behalf of each Shareholder, and apply for necessary approvals, registrations and filings.

The foregoing authorization and entrustment is conditional upon the Proxy being a PRC citizen and WFOE consenting to such authorization and entrustment. The Shareholders shall not revoke the authorization and entrustment accorded to the Proxy other than in the case where WFOE gives the Shareholders a written notice requesting the replacement of the Proxy, in which event the Shareholders shall immediately appoint such other PRC citizen as designated by WFOE to exercise the foregoing Proxy Rights and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

1.2.	The Proxy shall, acting with care and diligence, lawfully fulfill the entrusted duties within the scope of authorization hereunder; the Shareholders acknowledge, and assume liability for, any legal consequences arising out of the exercise by the Proxy of the foregoing Proxy Rights.

1.3.	The Shareholders hereby acknowledge that the Proxy will not be required to solicit the opinions of the Shareholders when exercising the foregoing Proxy Rights, provided that the Proxy shall promptly inform the Shareholders (on an ex-post basis) of all resolutions adopted or any proposal for an extraordinary shareholders’ meeting.

1.4.	The Shareholders hereby acknowledge that the Proxy may designate any other entity or individual to exercise the Proxy Right on its behalf as granted to it in accordance with Section 1.1. hereunder, without obtaining consent from the Shareholders.

1.5.	The Shareholders hereby undertake that, after the execution of this Agreement, the Shareholders will continue to entrust the Proxy to exercise the Proxy Rights, regardless of any change to the percentage of equity interest held by the Shareholders.

2.	Right to Information

2.1.	For the purposes of the exercise of the Proxy Rights hereunder, the Proxy shall have the right to be informed of the operations, business, customers, finances, employees and other matters of the Company and to access relevant documents of the Company; the Company shall provide full cooperation with respect thereto.

3.	Exercise of Proxy Rights

3.1.	The Shareholders shall provide full assistance with respect to the exercise by the Proxy of the Proxy Rights, including, where necessary (e.g., in order to meet the document submission requirements in connection with governmental authority approval, registration and filing), executing the shareholders’ meeting resolutions adopted by the Proxy or other relevant legal documents.

3.2.	If at any time during the term hereof, the grant or exercise of the Proxy Rights hereunder cannot be realized for any reason (other than a breach by the Shareholders or the Company), the Parties shall immediately seek an alternative scheme closest possible to the unrealizable provisions and shall, to the extent necessary, enter into a supplementary agreement to amend or modify the terms hereof so that the purpose of this Agreement may continue to be achieved.

4.	Release of Liability and Compensation

4.1.	The Parties acknowledge that in no event shall WFOE or the Proxy be required to bear any liability or provide any economic or other compensation to the other Parties or to any third party in connection with the exercise of the Proxy Rights hereunder by the individual(s) designated by WFOE.

4.2.	The Shareholders and the Company agree to indemnify and hold harmless WFOE against any and all losses suffered or likely to be suffered by WFOE as a result of the exercise by its designated Proxy of the Proxy Rights, including without limitation any losses arising out of any suit, recourse, arbitration or claims brought by any third party against it or any administrative investigation or sanction by any governmental authorities, but exclusive of any losses arising out of any willful misconduct or gross negligence of the Proxy.

5.	Representations and Warranties

5.1.	The Shareholders hereby severally represent and warrant that:

5.1.1.	They are PRC citizens with full capacity to act, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.1.2.	They each have full power and authority to execute, deliver and perform this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by the Shareholders and will constitute their legal and binding obligations enforceable against them in accordance with its terms.

5.1.3.	The Shareholders are the legal owners of record of the Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Pledge Agreement and the Exclusive Call Option Agreement by and among the Shareholders, the Company and WFOE, the Proxy Rights are free from any third party rights. In accordance with this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the then effective articles of association of the Company.

5.1.4.	The execution by the Shareholders of and the performance of this Agreement as well as the consummation of the transaction contemplated herein neither violate the provisions of PRC Laws, nor are in contrary to any binding agreements, contracts or other arrangements reached between the Shareholders and any third party.

5.2.	WFOE and the Company hereby severally represent and warrant that:

5.2.1.	They are each a limited liability company duly registered and lawfully existing under the laws of the place of incorporation with independent legal personality, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party;

5.2.2.	They each have full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

5.3.	The Company further represents and warrants that:

5.3.1.	The Shareholders are the legal owners of record of the Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Pledge Agreement and the Exclusive Call Option Agreement by and among the Shareholders, the Company and WFOE, the Proxy Rights are free from any third party rights. In accordance with this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the then effective articles of association of the Company.

6.	Term of Agreement

6.1.	Subject to Sections 6.2 and Section 6.3 hereof, this Agreement shall become effective as from the date it is duly executed by the Parties hereto, and, unless terminated early by the Parties by written agreement or in accordance with Section 9.1 hereof, this Agreement shall remain valid for a period of twenty (20) years from the effective date. Upon expiry of the term, unless WFOE has by a thirty (30) days’ notice notified the other Parties not to renew, this Agreement shall be automatically renewed for one (1) year and will continue to be so renewed in the absence of such negative notice.

6.2.	If either the Company or WFOE fails to complete relevant approval and registration procedures to extend its business term upon expiry thereof, this Agreement shall terminate upon such expiry. Therefore each party shall complete the approval and registration procedures to extend its business term within three month before expiry thereof to extent the period of this Agreement.

6.3.	If either of the Shareholders assigns, with prior consent of WFOE, all of its equity interests in the Company, such Shareholder shall cease to be a Party hereto but the obligations and covenants of the other Parties hereunder shall not be affected thereby.

7.	Notice

7.1.	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

7.2.	Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

8.	Confidentiality Obligations

8.1.	Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the business secrets, proprietary information, customer information and any other information of a confidential nature of the other Parties coming into its knowledge during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the Party disclosing the Confidential Information or where disclosure to a third party is mandated by relevant laws or regulations or by the rules of the place of listing of a Party or its affiliate, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

8.2.	The following information shall not constitute the Confidential Information:

(a)	any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means; or

(b)	any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c)	any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

8.3.	A receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals, provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

8.4.	Notwithstanding any other provisions of this Agreement, the validity of this Section 8 shall not be affected by any termination of this Agreement.

9.	Liability for Default

9.1.	The Parties agree and acknowledge that if any Party (“Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, any of the non-defaulting Parties (“Non-Defaulting Party”) shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the Non-Defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, then:

9.1.1.	If either of the Shareholders or the Company is the Defaulting Party, WFOE shall be entitled to terminate this Agreement and demand the Defaulting Party to indemnify for damage;

9.1.2.	If WFOE is the Defaulting Party, the Non-Defaulting Party shall be entitled to demand the Defaulting Party to indemnify for damage, provided that unless otherwise stipulated by law, the Non-Defaulting Party shall in no event be entitled to terminate or revoke this Agreement.

9.2.	Notwithstanding any other provisions hereof, the validity of this Section 9 shall not be affected by any suspension or termination of this Agreement.

10.	Miscellaneous

10.1.	This Agreement is made in Chinese in four (4) originals, with each Party holding one (1) copy.

10.2.	The entry into, effectiveness, interpretation and dispute resolution of this Agreement shall be governed by PRC laws.

10.3.	Dispute resolution:

10.3.1.	Any dispute arising out of or in connection with the provisions hereunder shall be settled by the Parties through friendly consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought by either party for arbitration in Shanghai before Shanghai International Economic and Trade Arbitration Commission (“SHIAC”) in accordance with the then current rules of SHIAC by three arbitrators, The claiming party and the responding party may each appoint one arbitrator, and SHIAC appoint the third arbitrator. If the claiming party or the responding party exceeds two persons (either natural person or legal person), such persons shall appoint one arbitrator by written agreement.

10.3.2.	The arbitration award is final and binding upon all parties in the arbitration.

10.3.3.	During the period of dispute resolution, all parties shall continue to perform all other provisions hereunder apart from the provisions under dispute.

10.3.4.	After the arbitration award becomes effective, any party may render the judgment upon the award rendered by the arbitrator to any court having jurisdiction thereof for enforcement.

10.4.	No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

10.5.	No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

10.6.	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

10.7.	Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

10.8.	Once executed, this Agreement shall replace any other legal documents entered into by the Parties in respect of the same subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing and, except for WFOE’s transfer of its rights hereunder in accordance with Section 10.9, shall take effect only when properly signed by the Parties hereto.

10.9.	Without prior written consent of WFOE, any other Party shall not assign any of its rights and/or obligations hereunder to any third party. All other Parties hereby agree that, WFOE is entitled to unilaterally transfer its rights and/or obligations to any third party without obtaining any written consent from other Parties, provided that WFOE shall notify all other Parties of such transfer by written notice.

10.10.	This Agreement shall be binding upon the legal assignees or successors of the Parties. Each Shareholder guarantees to WFOE that such Shareholder has made proper arrangements and executed all necessary documents to ensure that, in case of its death, disability, bankruptcy, divorce or other circumstances which may affect its exercise of equity interest, such shareholder’s successor, custodian, creditor, spouse or the like who may obtain the Company’s equity interest or relevant rights will not influence to hinder the performance of this Agreement.

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[EXECUTION PAGE TO SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Voting Rights Proxy Agreement to be executed at the place and as of the date first above written.

Shareholder:

Wenbin Qiu

Signature by:	/s/ Wenbin Qiu

Qingyu Zhang

Signature by	: /s/ Qingyu Zhang

WFOE:

Shanghai Baozun E-Commerce Limited

Seal: /s/ Shanghai Baozun E-Commerce Limited

By:	/s/ Wenbin Qiu
Name:	Wenbin Qiu
Title:

The Company:

Shanghai Zunyi Business Consulting Ltd.

Seal: /s/ Shanghai Zunyi Business Consulting Ltd.

By:	/s/ Wenbin Qiu
Name:	Wenbin Qiu
Title:

SCHEDULE 1

PROXY LETTER

THIS PROXY LETTER (this “Letter”), executed by [Company Shareholder] (ID No.:[             ]) as of              , 20, is being issued in favor of [             ] [ID No.: [             ] (“Proxy”))

I, [            ], hereby grant to the Proxy a general proxy authorizing the Proxy to exercise, as my proxy and on my behalf, the following rights enjoyed by myself in my capacity as a shareholder of Shanghai Zunyi Business Consulting Ltd. (“Company”):

(i)	to propose the convening of, and attend, shareholders’ meetings as my proxy in accordance with the articles of association of the Company;

(ii)	to exercise voting rights on behalf of the Shareholders on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other officers to be appointed and removed by the Shareholders; sale or disposal of the equity interest of the Company held by each Shareholder; disposal of the Company’s assets; dissolution or liquidation of the Company, the establishment of liquidation team on behalf of the Shareholders, and the exercise of the rights of liquidation group during the liquidation period;

(iii)	as the proxy of each Shareholder, to deliver all necessary documents to relevant company registrar or other relevant authorities;

(iv)	to exercise other shareholders’ voting rights under the articles of association of the Company (inclusive of any other shareholders’ voting rights arising after an amendment to such articles of association); and

(v)	upon transfer of the Company’s equity interest held by each Shareholder in accordance with Exclusive Call Option Agreement, to execute relevant share transfer agreement and other ancillary documents on behalf of each Shareholder, and apply for necessary approvals, registrations and filings.

I hereby irrevocably confirm that unless Shanghai Baozun E-Commerce Limited (“WFOE”) has issued an instruction requesting the replacement of the Proxy, this Letter shall remain valid until the expiry or early termination of the Shareholders’ Voting Rights Proxy Agreement, dated             , 2014, among WFOE, the Company and the shareholders of the Company.

This Letter is hereby issued.

Name:

By:

Date:             , 20